UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported): July 25, 2014

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2014, the Board of Directors (the “Board”) of Receptos, Inc. (the “Company”) appointed Mary T. Szela and Richard A. Heyman, Ph.D., as directors of the Company. Ms. Szela and Dr. Heyman will each serve as a Class II director with terms of office expiring at the 2015 annual meeting of stockholders. Ms. Szela and Dr. Heyman will also each serve as a member of the Board’s Nominating and Governance Committee.

The Board determined that each of Ms. Szela and Dr. Heyman qualifies as an independent director under the listing standards of The NASDAQ Stock Market. There are no arrangements or understandings between either Ms. Szela or Dr. Heyman and any other person pursuant to which either individual was selected as a director. In addition, there are no transactions in which either Ms. Szela or Dr. Heyman has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Board’s standard compensation policy for non-employee directors, Ms. Szela and Dr. Heyman will each receive an annual retainer of $35,000 and an annual fee for service as a member of the Nominating and Governance Committee of $3,500, and each new director was granted an option to purchase 18,800 shares of the Company’s common stock at the closing market price of the common stock on the date of appointment, which vests monthly over three years with vesting acceleration in the event of a change in control (as defined in the Company’s equity incentive plan) during the period of Board service.

On July 25, 2014, Amir Nashat, Sc.D., a member of the Board, advised the Company that he would retire from the Board, effective immediately. Dr. Nashat’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company issued a press release announcing the appointments of Ms. Szela and Dr. Heyman, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 28, 2014, the Board reconstituted its Compensation Committee and its Nominating and Governance Committee as follows:

Compensation Committee	Nominating and Governance Committee
Kristina Burow (chair) Mary Lynne Hedley, Ph.D. S. Edward Torres	William H. Rastetter, Ph.D. (chair) Kristina Burow Richard A. Heyman, Ph.D. Mary T. Szela

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on July 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2014	RECEPTOS, INC.

	By:	/s/ Christian Waage
Christian Waage Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on July 29, 2014.